EXHIBIT 1.(b)









                                CFB MARKETWATCH FUNDS

                                   AMENDMENT NO. 1
                                          TO
                          AGREEMENT AND DECLARATION OF TRUST

                    I, Christina T. Simmons, do hereby certify as follows:

                    1. That I am duly elected Assistant Secretary of CFB MarketWatch Funds, a Massachusetts business trust (hereinafter called the "Trust");

                    2. That in such capacity I have examined records of actions taken by the Board of Trustees of the Trust;

                    3. That the current Trustees of the Trust duly adopted the following resolution by Unanimous Consent dated February 10, 1994:

          Change of Name of Trust
          -----------------------

                    RESOLVED, that pursuant to Article X, Section 10.9.C
               of the Agreement and Declaration of Trust, the name of the Trust be changed to "MarketWatch Funds", effective on the day Post-Effective Amendment No. 2 to the Trust's Registration Statement under the Securities Act of 1933 on Form N-1A becomes effective with the U.S. Securities and Exchange Commission.

                    4. That the foregoing resolution remains in full force and effect as of the date hereof.

                    5. That this Amendment No. 1 to Agreement and Declaration of Trust shall be effective on February 16, 1994.


          Dated:  February 14, 1994


                                             /s/Christina T. Simmons
                                             -----------------------
                                             Christina T. Simmons

          Subscribed to and Sworn to before
          me this 14th day of February, 1994.


          Margaret K. Cooper
          ------------------
          Notary Public